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EXHIBIT 32.1

                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), I, Dianne Hatton-Ward, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifiy that, to the best of her knowledge:

         1. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 2006, and to which this Certification is attached as Exhibit 99.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 4, 2006


S/ Dianne Hatton-Ward
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Dianne Hatton-Ward
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Yummies, Inc. and will be retained by Yummies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request

 THIS CERTIFICATION   ACCOMPANIES  THIS  REPORT  PURSUANT  TO  SS.  906  OF  THE
SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.








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